EXHIBIT 1(b)


                          MONUMENT SERIES FUND, INC.
                             ARTICLES OF AMENDMENT

     Monument Series Fund, Inc., a Maryland corporation, having its principal office in the State of Maryland in Laurel (hereinafter, "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article FIFTH (A) of the Articles of Incorporation is hereby amended by changing therein the designation Washington Area Growth Fund to Monument Washington Regional Growth Fund, and by changing therein the designation Washington Area Aggressive Growth Fund to Monument Washington Regional Aggressive Growth Fund.

     SECOND: The Amendment to the Articles of Incorporation of the Corporation as hereinabove set forth was approved by a majority of the entire Board of Directors of the Corporation, and no stock entitled to be voted on this matter was outstanding or subscribed for at the time of approval.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary.

     The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties for perjury.

                                                  MONUMENT SERIES FUND, INC.


                                                  By: /s/ DAVID A. KUGLER
                                                      ----------------------
                                                      David A. Kugler
                                                      President

 ATTEST:


 /s/ HERBERT KLEIN, III
 ----------------------
 Herbert Klein, III
 Secretary

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                             ARTICLES OF AMENDMENT

RESOLVED, that the Articles of Amendment to the Articles of Incorporation of the Company, changing the designations of the Company's two initial series, namely, Washington Area Growth Fund and Washington Area Aggressive Growth Fund, to Monument Washington Regional Growth Fund and Monument Washington Regional Aggressive Growth Fund, respectively, be, and hereby are, approved; and

RESOLVED FURTHER, that the officers of the Corporation be, and they hereby are, empowered and directed to take any and all steps, and to execute and deliver any and all instruments in order to make such Articles of Amendment effective; and